News
For Immediate Release

El Paso Corporation Files 2004 Form 10-K; Restates 2002 Earnings and Revises 2004 Earnings Release

HOUSTON, TEXAS, March 28, 2005—El Paso Corporation (NYSE:EP) announced today it has filed its 2004 Form 10-K with the SEC and has restated its 2002 financial results. The Form 10-K is available on the company’s Web site, www.elpaso.com, on the Investors main page under El Paso Corporation Financial Filings and in the SEC Filings section.

As previously reported, during the completion of El Paso’s financial statements for the year ended December 31, 2004, the company identified a potential error related to the manner in which it originally adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets in 2002. The potential error related to accounting for investments in certain unconsolidated affiliates acquired before July 1, 2001, where the fair value of these investments was greater than their original cost or acquisition price. As El Paso disclosed in its prior SEC filings, when the company originally adopted the new accounting standards in 2002, El Paso wrote off what it believed to be unallocated negative goodwill totaling $154 million as a cumulative effect of accounting change.

Impact on Prior Periods

Upon further review, El Paso has now determined that these amounts were not negative goodwill but rather amounts that should have been allocated to the long-lived assets of the underlying investments. As a result, El Paso restated its 2002 financial statements to reverse the cumulative effect amount of $154 million and further reflect the impact on unrealized losses and a related tax adjustment the company recorded on these investments in 2002. This change had no effect on the company’s reported cash flows for any period.

Impact on 2004

Following the 2002 restatement and final closing adjustments, the financial results reported earlier this month should be adjusted as follows for the fourth quarter of 2004 and for year end 2004:

	Three months ended		Twelve months ended
	December 31, 2004		December 31, 2004
	3/16/05		3/16/05
($ in millions, except per share amounts)	Release	Reported	Release	Reported
Net loss	$(620)	$(544)	$(1,024)	$(948)
Discontinued operations, net of income taxes	4	4	(146)	(146)

Loss from continuing operations	$(624)	$(548)	$(878)	$(802)

Loss per share — diluted	$(0.97)	$(0.85)	$(1.60)	$(1.48)
Discontinued operations per share	0.01	0.01	(0.23)	(0.23)

Loss from continuing operations per share — diluted	$(0.98)	$(0.86)	$(1.37)	$(1.25)

Restated detailed operating statistics for each of El Paso’s businesses, updated for the foregoing matters, will be posted at www.elpaso.com in the Investors section.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, changes in unaudited and/or unreviewed financial information; our ability to implement and achieve our objectives in the long-range plan, including achieving our debt-reduction targets; changes in reserve estimates based upon internal and third-party reserve analyses; our ability to meet production volume targets in our Production segment; uncertainties and potential consequences associated with the outcome of governmental investigations, including, without limitation, those related to the reserve revisions and natural gas hedge transactions; outcome of litigation, including shareholder derivative and class actions related to reserve revisions and restatements; our ability to comply with the covenants in our various financing documents; our ability to obtain necessary governmental approvals for proposed pipeline projects and our ability to successfully construct and operate such projects; the risks associated with recontracting of transportation commitments by our pipelines; regulatory uncertainties associated with pipeline rate cases; actions by the credit rating agencies; the successful close of our financing transactions; our ability to successfully exit the energy trading business; our ability to close our announced asset sales on a timely basis; changes in commodity prices for oil, natural gas, and power; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; general economic and weather conditions in geographic regions or markets served by the company and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; competition; and other factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts

Investor and Public Relations

Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417

Media Relations
Chris Jones, Manager
Office: (713) 420-4136
Fax: (713) 420-4417